                                                                   EXHIBIT 10.27

                                   AGREEMENT

        Agreement dated as of October 11, 1996 between VAIL RESORTS, INC. (formerly Gillett Holdings, Inc.) a Delaware corporation (the "Company") and GEORGE N. GILLETT ("Gillett").

        Gillett is a party to an employment agreement with the Company and certain of its affiliates dated October 8, 1992, as amended as of September 1, 1993 (the "Employment Agreement"), and has served as an officer and director of the Company. Pursuant to the Employment Agreement, Gillett received certain options to purchase shares of the Company's common stock, $.01 par value, formerly designated as Class 2 common stock (the "Common Stock"), of which options to purchase 204,082 shares at an exercise price of $13.70 per share (the "$13.70 Options") and options to purchase 582,404 shares at an exercise price of $23.67 per share (the "$23.67 Options") remain outstanding. The parties desire to terminate the Employment Agreement and to provide for the cancellation or exercise of Gillett's outstanding options upon the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

        1.      Termination of Employment Agreement.  The Employment Agreement
                -----------------------------------
is hereby terminated as of September 30, 1996 and shall thereafter be of no further force and effect. Such termination shall be deemed a termination pursuant to Section 6.2.1 of the Employment Agreement, and accordingly Gillett shall be entitled to receive his Base Salary (as defined in the Employment Agreement) through October 7, 1997, payable in the manner set forth in such
Section 6.2.1. Except as expressly set forth in this Agreement, Gillett shall be entitled to no other compensation or benefits in connection with termination of the Employment Agreement. Gillett hereby resigns from all directorships and other positions with the Company and its subsidiaries effective immediately.

        2.      Exercise of Options.  As payment in full of the exercise price
                -------------------
under the $13.70 Options, Gillett hereby agrees to pay to the Company the sum of $59,928 and waives the right to participate in the $55 million distribution described in the Company's pending Form S-2 registration statement
(the "Distribution") with respect to the 204,082 shares of Common Stock issuable upon exercise of the $13.70 Options as well as the 357,488 shares of Common Stock held by Gillett on the date hereof. Notwithstanding the foregoing, in the event that the sum of such payment and the actual amount of the Distribution waived by Gillett pursuant to the preceding sentence is less than the aggregate exercise price of the $13.70 Options, Gillett shall promptly pay the amount of such difference to the Company or the Company may deduct such difference from the amounts payable to Gillett pursuant to Section 1 hereof.

        3.      Cancellation of $23.67 Options.  As payment in full for the
                ------------------------------
cancellation of the $23.67 Options, the Company will issue 168,159 shares of Common Stock to Gillett. Gillett hereby cancels and surrenders to the Company the $23.67 Options. Gillett shall be entitled to participate in the Distribution with respect to such 168,159 shares when and as such Distribution is made.

        4.  Continuation of Benefits. From the date hereof though December 31,
            ------------------------
1996, the Company shall continue to provide Gillett's existing group life, disability, medical and dental insurance benefits, and shall thereafter make such benefits available as required by COBRA. In addition, the Company shall continue to provide Gillett with use of his existing office (including telephone and secretarial service) at no cost through December 31, 1996; provided, however, that Gillett may continue to utilize such office subsequent to such date in the event that Gillett assumes the lease for such office space and pays all expenses associated therewith. Gillett and his immediate family members will receive season passes to the Company's ski resorts for the 1996-97 season, and Gillett will be permitted to use his existing club memberships (as designated by the Company) including but not limited to Game Creek Club during such period. Gillett will resign from all such club memberships as of September 30, 1997. Gillett and his immediate family members shall be entitled to utilize the Company's Beaver Creek golf course at no charge through the 1997 season. Gillett shall receive or retain ownership of his existing Company car.

        5.  Noncompetition. Until July 1, 1997, Gillett will not, directly or
            --------------
indirectly, without the prior written consent of the Company, own, manage, operate, participate in, be employed by or act as an independent contractor or agent of, or have any financial interest or responsibility in or with, any firm, person, corporation, enterprise or other entity which owns, manages or operates, directly or indirectly, an alpine or nordic skiing operation in Colorado; provided, however, that this provision shall not prohibit Gillett from participating in the ownership or management of any of the Telluride, Purgatory or Wolf Creek ski resorts.

        6.  Confidential Information.  Gillett acknowledges that the
            ------------------------
information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company or its affiliates that are not generally available to the public ("Confidential Information") are the property of the Company. Gillett agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Company, unless and to the extent that such matters become generally known to and available for use by the public other than as a result of Gillett's acts or omissions to act. Notwithstanding the foregoing, in the event Gillett becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Gillett may make such disclosure only to the extent required, in the opinion of counsel for Gillett, to comply with such subpoena, process or other obligation. Gillett shall, as promptly as possible and in any event prior to making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information. In addition to the foregoing, Gillett hereby agrees to make no public statements whatsoever concerning the Company (including statements to media representatives) and to refrain from discussing the Company's affairs with any governmental or regulatory agency or body unless compelled to do so by applicable law.

        7.      Foundation Obligations.  Gillett hereby agrees to indemnify the
                ----------------------
Company and its subsidiaries and affiliates against 50% of all costs, damages and expenses incurred by the Company or Vail Associates, Inc. after the date hereof in connection with the obligations of Vail Associates pursuant to the Medical Service Agreement dated March 31, 1989 with J. Richard Steadman, M.D. (the "Steadman Agreement") up to a maximum of $600,000. The Company shall be entitled to withhold $600,000 from the final payments to Gillett pursuant to
Section 1 pending final resolution of the amount (if any) of such liability; provided, however, that in the event that the Company's contemplated initial public offering of Common Stock has occurred, Gillett may in lieu of such withholding pledge shares of Common Stock with a market value of not less than $1,000,000 to secure his obligation pursuant to this Section 6. In the event that the market value of such pledged shares shall at any time be less than $750,000. Gillett shall promptly pledge additional shares of Comon Stock to resore the value of the pledged shares to equal at least $750,000 or shall make other arrangements to secure such obligation satisfactory to the Company. The Company shall be entitled to control the defense and resolution of any matters arising under the Steadman Agreement.

        8.      Sale of Shares.  When the Company's current contemplated public
                --------------
offering of Common Stock is consummated substantially in accordance with Amendment No. 1 to the Company's pending Form S-2 registration statement, Gillett shall have the right to sell at least 168,159 shares in said offering (it being understood that a reduction in the size of such offering shall reduce Gillett's ability to sell his shares). The parties agree to use good faith efforts to allow Gillett to sell more if he so desires.

        9.      Delivery of Shares.  The Company may hold the shares to be
                ------------------
issued hereunder or any proceeds from the sale thereof by Gillett until such time as Gillett provides evidence of the payment of any applicable income tax owing by reason of the issuance of the shares. When said evidence is provided all remaining shares and/or proceeds shall be released.

        10.     Severability.  In the event any provision of this Agreement or
                ------------
the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this Agreement shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the maximum extent possible the original intent of the parties. Gillett acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that his obligations hereunder shall be specifically enforceable.

        11.   Entire Agreement.  This Agreement embodies the complete agreement
              ----------------
and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        12.  Amendment and Waivers: Termination.  Any provision of this
             ----------------------------------
Agreement may be amended or waived only with the prior written consent of the Company and Gillett.

        13.  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the domestic laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.


        14.  Counterparts and Facsimile.  This Agreement may be executed by the
             --------------------------
parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signature with an original signature to be promptly delivered thereafter.

                                     ****


            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                        VAIL RESORTS, INC.
                                        F/K/A GILLETT HOLDINGS, INC.


                                        By: /s/ James S. Mandel
                                           ----------------------------------
                                           Name:   James S. Mandel
                                           Title:  Senior Vice President



                                        VAIL HOLDINGS, INC.
                                        F/K/A VAIL ASSOCIATES, INC.


                                        By: /s/ James S. Mandel
                                           ----------------------------------
                                           Name:  James S. Mandel
                                           Title: Senior Vice President

                                        VAIL ASSOCIATES REAL ESTATE, INC.


                                        By: /s/ James S. Mandel
                                           --------------------------------
                                           Name:   James S. Mandel
                                           Title:  Vice President


                                        BEAVER CREEK ASSOCIATES, INC.


                                        By: /s/ James S. Mandel
                                           ---------------------------------
                                           Name:  James S. Mandel
                                           Title: Vice President


                                          /s/ George N. Gillett, Jr.
                                          -----------------------------------
                                          GEORGE N. GILLETT